UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2011 (September 8, 2011)

Hospitality Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Newton, Massachusetts	02458-1634
(Commission File Number)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, the terms “we”, “us”, and “our” refer to Hospitality Properties Trust and its consolidated subsidiaries, unless otherwise noted.

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  THIS CURRENT REPORT DISCUSSES POSSIBLE FUTURE BORROWINGS UNDER OUR NEW REVOLVING CREDIT FACILITY.  CONTINUED AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  THIS CURRENT REPORT DISCUSSES THE INTEREST TO BE PAID ON DRAWINGS UNDER THE CREDIT FACILITY.  HOWEVER, ACTUAL ANNUAL COSTS UNDER THE CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM ON DRAWINGS BECAUSE OF OTHERS FEES AND EXPENSES ASSOCIATED WITH THE CREDIT FACILITY.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01.   Entry into a Material Definitive Agreement.

On September 8, 2011, we entered into a new $750.0 million unsecured revolving credit facility with Wells Fargo Bank, National Association, Bank of America, N.A. and a syndicate of other lenders. The new credit facility replaces our prior $750.0 million unsecured revolving credit facility that was scheduled to mature on October 24, 2011.  The stated maturity date of the new credit facility is September 8, 2015 and, subject to the payment of an extension fee and meeting certain other conditions, there is an option to extend the stated maturity date by one year.  We initially borrowed $122 million under the new credit facility to repay the $122 million outstanding under the terminated credit facility.

Amounts borrowed under the new credit facility bear interest at LIBOR, plus 130 basis points, subject to adjustment should our credit ratings change.  Borrowings under the new credit facility are unsecured, and are guaranteed by most of our subsidiaries.  Funds available under the new credit facility may be drawn, repaid and redrawn until maturity and there are no scheduled principal payments prior to maturity.  The new credit facility provides for acceleration of principal and payment of all other amounts payable thereunder upon the occurrence and continuation of certain events of default.  The proceeds of the new credit facility are available for general business purposes.  The new credit facility agreement contains a number of customary financial covenants which generally restrict our ability to incur debts, including debts secured by mortgages on our properties, in excess of calculated amounts, require us to maintain a minimum net worth and require us to maintain other financial ratios.

The foregoing description of the new credit facility is not complete and is subject to and qualified in its entirety by reference to the new credit facility agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.  Termination of Material Definitive Agreement.

Reference is hereby made to the information in Item 1.01.  Entry into a Material Definitive Agreement, which is incorporated in this Item 1.02 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the information in Item 1.01.  Entry into a Material Definitive Agreement, which is incorporated in this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)               Exhibits.

We hereby file the following exhibit:

10.1                           Credit Agreement dated as of September 8, 2011, among Hospitality Properties Trust, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions initially a signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer
Dated: September 9, 2011